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                                                                     EXHIBIT 2.1

                          PLAN OF COMPLETE LIQUIDATION
                               AND REORGANIZATION

         This Plan of Complete Liquidation and Reorganization (the "Plan") is entered into this 18th day of November, 1998, by and among RCH Holdings, Inc., a Texas corporation ("RCH"), Allied Riser Communications, Inc., a Texas corporation ("Allied"), Carrier Direct, Inc., a Texas corporation ("Carrier") and Allied Riser Communications Holdings, Inc., a Delaware corporation ("New Allied")

                                R E C I T A L S:

         A. RCH is the parent company and sole shareholder of Allied and Carrier.

         B. Pursuant to that certain Asset Transfer Agreement, dated November 18, 1998, between RCH and New Allied (the "Agreement"), Allied and Carrier will completely liquidate and distribute all of their assets and liabilities to RCH, RCH will then convey substantially all of its assets and liabilities to New Allied in exchange for shares of common stock in New Allied (the "New Allied Stock"), and then RCH will liquidate and distribute the New Allied Stock to its shareholders.

         C. The liquidation of Allied and Carrier is intended to qualify as a complete liquidation of a subsidiary under section 332 of the Internal Revenue Code of 1986, as amended (the "Code").

         D. The transfer of the assets by RCH in exchange for the New Allied Stock followed by the liquidation of RCH is intended to qualify as a tax free reorganization pursuant to section 368(a)(1)(C) of the Code.

         E. This Plan and the Agreement is intended to satisfy the requirements for a plan of liquidation and a plan of reorganization in accordance with Sections 332 and 368(a) of the Code.

                               A G R E E M E N T:

         NOW, THEREFORE, for and in consideration of the premises and mutual covenants contained in this Plan, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledge, RCH, Allied, Carrier, and New Allied agree as follows:

         1. PLAN OF COMPLETE LIQUIDATION. At such time as determined appropriate by the Board of Directors of RCH, but prior to the transfer of assets and liabilities to New Allied contemplated by the Agreement, RCH shall cause Allied and Carrier to dissolve and liquidate, and to distribute all of their respective assets and liabilities to RCH in complete redemption of the stock which RCH holds in each. Allied and Carrier shall cease doing business immediately upon the distribution of their assets and liabilities to RCH. As soon thereafter as practicable, Allied and Carrier shall withdraw from the states in which they are qualified for the transaction


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of business and file articles of dissolution with the State of Texas, the state in which they are chartered. The complete liquidation of Allied and Carrier shall be in accordance with Section 332 of the Code, the Agreement, the laws of the states in which they are qualified to do business, and the State of Texas.

         2. PLAN OF REORGANIZATION. Following the complete liquidation of Carrier and Allied, RCH shall convey substantially all of its assets and liabilities to New Allied in accordance with the Agreement. In consideration for the transfer to it of such assets and liabilities, New Allied will transfer to RCH such number of shares of its New Allied Stock as provided for in the Agreement. Immediately following the receipt of such shares of New Allied Stock, RCH will dissolve and liquidate, and distribute the shares of New Allied Stock to its shareholders. New Allied will thereafter transfer the assets and liabilities it receives from RCH to new wholly owned subsidiaries of New Allied. The exchange of RCH's assets and liabilities for shares of New Allied Stock, and the contribution of certain of such assets and liabilities to new wholly owned subsidiaries of New Allied, shall be in accordance with Section 368(a)(1)(C) of the Code and the Agreement.

         3. APPROVAL. This Plan shall not be effective until it has been approved by the Board of Directors and the shareholders of each of RCH, Allied, Carrier, and New Allied.

         4. TERMINATION. If the Agreement is terminated, or if the properties and assets of RCH are not transferred to New Allied in accordance with the Agreement, then this Plan shall terminate and be of no further force and effect.

         5. GOVERNING LAW. This Plan shall be governed by, and construed in accordance with, the laws of the State of Texas and the Internal Revenue Code.

         6. COUNTERPARTS. This Plan may be executed in multiple counterparts, all of which shall constitute one and the same agreement.

         7. SUCCESSORS AND ASSIGNS. This Plan shall be binding upon, and shall inure to the benefit of, the successors and assigns of each of the parties to this Plan.


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         IN WITNESS WHEREOF, RCH, Allied, Carrier and New Allied have executed this Plan as of the date first written above.

                                               RCH HOLDINGS, INC.
                                               a Texas corporation


                                               By: /s/ DAVID H. CRAWFORD
                                                  -----------------------------
                                               Name: David H. Crawford
                                                    ---------------------------
                                               Its:  President
                                                   ----------------------------

                                               ALLIED RISER COMMUNICATIONS, INC.
                                               a Texas corporation



                                               By: /s/ TODD C. DOSHIER
                                                  -----------------------------
                                               Name: Todd C. Doshier
                                                    ---------------------------
                                               Its:  CFO
                                                   ----------------------------

                                               CARRIER DIRECT, INC.
                                               a Texas corporation

                                               By: /s/ TODD C. DOSHIER
                                                  -----------------------------
                                               Name: Todd C. Doshier
                                                    ---------------------------
                                               Its:  Vice President
                                                   ----------------------------


                                               ALLIED RISER COMMUNICATIONS
                                               HOLDINGS, INC.
                                               a Delaware corporation


                                               By: /s/ DAVID H. CRAWFORD
                                                  -----------------------------
                                               Name: David H. Crawford
                                                    ---------------------------
                                               Its:  President
                                                   ----------------------------


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